In October and November 2002, Gateway International Holdings, Inc. (the "Company") acquired all of the outstanding voting common stock of Bechler Cams, Inc. ("Bechler") and Nelson Engineering, Inc. ("Nelson") in a purchase business combination by issuing 3,530,000 and 6,175,300 shares of its restricted common stock to the shareholders of Bechler and Nelson, respectively. Bechler has a March 31, year-end and Nelson has a September 30, year-end.

The following unaudited pro forma combined financial statements (hereinafter collectively referred to as "the pro forma financial statements") are presented for illustrative purpose only, and are not necessarily indicative of the combined financial position at an earlier date or results of operations of future periods or the results that would have been realized had the Company, Bechler, and Nelson been a combined entity during the specified periods. The pro forma financial statements (including the notes thereto) are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of the Company, Bechler, and Nelson, including the notes thereto, incorporated by reference herein by reference or included herein. The Company's historical financial statements incorporated herein by reference are the audited September 30, 2002 financial statements included in the related Form 10-KSB The financial statements referred to in the preceding sentence have been filed with the Securities and Exchange Commission. The separate historical financial statements of Bechler and Nelson are enclosed herein.

The following pro forma financial statements give effect to the reorganization of the Company, Bechler, and Nelson using the purchase method of accounting. The pro forma financial statements are based on the respective historical financial statements and the notes thereto of the Company, Bechler, and Nelson (which are included or incorporated herein by reference).

The September 30, 2002 pro forma combined balance sheet, which assumes that the reorganization took place on September 30, 2002, combines the audited balance sheet of the Company and Nelson and the unaudited balance sheet of Bechler as of such date. The pro forma combined statement of operations, which assumes that the reorganization took place on October 1, 2001 combines the audited September 30, 2002 statement of operations of the Company and Nelson and the unaudited twelve month period ended September 30, 2002 statement of operations of Bechler.

The pro forma adjustments described in the accompanying notes are preliminary and are based on managements' assumptions. The Company is in the process of engaging a third party to perform the required valuation of the fair value of the net assets acquired and of the Company's restricted common stock issued to the former shareholders of Bechler and Nelson. As a result, for pro forma purposes, management has assumed the value of the Company's restricted common stock to equal the net book value of the net assets acquired. There can be no assurance that the actual fair value of the Company's restricted common stock will equal the net book value of the net assets acquired.

Management is in the process of assessing and formulating its integration plans; although restructuring costs, if any, are not yet known, in the opinion of management, due to each company acquired will be operating as it currently is, any restructuring costs will be immaterial. In the opinion of management, all known presently quantifiable adjustments have been made that are necessary to present fairly the proforma financial statements.

--------------------------------------------------------------------------------

                      Gateway International Holdings, Inc.
                   Unaudited Pro forma Combined Balance Sheet
                               September 30, 2002

--------------------------------------------------------------------------------


                                                         Historical
                                   --------------------------------------------------------------    Pro forma
                                                                                                    Adjustments       Pro forma
                                       Gateway        Bechler           Nelson        Combined      (See Note 3)      Combined
                                   --------------  --------------  --------------  --------------  --------------  --------------
Cash                               $      25,417   $       2,570   $       2,357   $      30,344   $          -    $      30,344
Accounts receivable                        6,883         130,750         684,163         821,796              -          821,796
Inventories                              202,285         114,609         798,284       1,115,178              -        1,115,178
Other current assets                          -            5,666          99,652         105,318              -          105,318
Property and equipment, net               67,931         212,999       1,251,578       1,532,508   (3)  (159,779)      1,372,729
Note receivable from
  related party                                                          136,456         136,456   (4)  (136,456)             -
Other assets                               9,441          55,400              -           64,841              -           64,841
                                   --------------  --------------  --------------  --------------  --------------  --------------
Total Assets                       $     311,957   $     521,994   $   2,972,490   $   3,806,441   $    (296,235)  $   3,510,206
                                   ==============  ==============  ==============  ==============  ==============  ==============

Accounts payable                   $     452,483   $      48,296   $     538,312   $   1,039,091   $          -    $   1,039,091
Accrued liabilities                       97,832          34,840         114,064         246,736              -          246,736
Line of Credit                                -           92,262         415,091         507,353              -          507,353
Notes payable                          1,004,982              -          711,561       1,716,543              -        1,716,543
Obligations under capital lease            5,078          65,938         276,030         347,046              -          347,046
Notes payable to related parties         596,156              -               -          596,156   (4)  (136,456)        459,700
Other liabilities                            -                -          161,692         161,692              -          161,692
                                   --------------  --------------  --------------  --------------  --------------  --------------
Total Liabilities                      2,156,531         241,336       2,216,750       4,614,617        (136,456)      4,478,161
                                   --------------  --------------  --------------  --------------  --------------  --------------

Common stock                                                                                       (2)  (205,757)
                                          16,721           1,400         204,357         222,478   (2)     9,705          26,426
Note receivable from  shareholders       (76,461)       (107,023)             -         (183,484)                       (183,484)
Additional paid in capital               115,179              -               -          115,179   (3) 1,133,716       1,248,895
(Accumulated deficit)
  Retained earnings                                                                                (3)  (159,779)
                                      (1,900,013)        386,281         551,383        (962,349)  (1)  (937,664)     (2,059,792)
                                   --------------  --------------  --------------  --------------  --------------  --------------
Total stockholders'
  (deficit) equity                    (1,844,574)        280,658         755,740        (808,176)       (159,779)       (967,955)
                                   --------------  --------------  --------------  --------------  --------------  --------------
Total liabilities and
stockholders' equity               $     311,957   $     521,994   $   2,972,490   $   3,806,441   $    (296,235)  $   3,510,206
                                   ==============  ==============  ==============  ==============  ==============  ==============

See accompanying notes.


--------------------------------------------------------------------------------

                      Gateway International Holdings, Inc.
              Unaudited Pro forma Combined Statement of Operations
                          Year-ended September 30, 2002

--------------------------------------------------------------------------------




                                                                     Historical
                                   --------------------------------------------------------------    Pro forma
                                                                                                     Adjustments     Pro forma
                                       Gateway         Bechler         Nelson         Combined      (See Note 3)     Combined
                                   --------------  --------------  --------------  --------------  --------------  --------------

                        Net sales  $   2,197,692   $   1,069,646   $   3,276,970   $   6,544,308   $ (3) (48,623)  $   6,495,685
                    Cost of sales      2,005,620         847,939       2,794,779       5,648,338               -       5,648,338
                                   --------------  --------------  --------------  --------------  --------------  --------------

                     Gross Profit        192,072         221,707         482,191         895,970         (48,623)        847,347

               Operating Expenses      1,006,589         306,328         808,762       2,121,679    (3)  (16,407)      2,105,272
                                   --------------  --------------  --------------  --------------  --------------  --------------

          Operating income (loss)       (814,517)        (84,621)      (326,571)      (1,225,709)        (32,216)     (1,257,925)

              Other Income (expense)    (142,176)         37,322         89,693          (15,161)              -         (15,161)
                                   --------------  --------------  -------------   --------------  --------------  --------------

                Net Income (loss)  $    (956,693)  $     (47,299)  $   (236,878)   $  (1,240,870)  $     (32,216)  $  (1,273,086)
                                   ==============  ==============  =============   ==============  ==============  ==============

  Basic and diluted income (loss)
                        per share  $       (0.06)  $        (473)  $       (122)   $       (0.08)                          (0.05)
                                   ==============  ==============  =============   ==============                  ==============
                                                                                                   (1) 9,705,300
       Weighted average number of
        common shares outstanding     16,251,366             100          1,935       16,253,401          (2,035)     25,956,666
                                   ==============  ==============  =============   ==============                  ==============

See accompanying notes


--------------------------------------------------------------------------------

                         Gateway International Holdings
           Notes to Unaudited Pro forma Combined financial Statements
                          Year-ended September 30, 2002

--------------------------------------------------------------------------------


Note 1 - Basis of Presentation
------------------------------

The pro forma combined balance sheet assumes that the reorganization took place on September 30, 2002. Such financial statements combine the historical balance sheets of the Company, Bechler, and Nelson at that date. The pro forma combined statement of operations assume that the reorganization took place on October 1, 2001 and combine the historical statement of operations for the year ended September 30, 2002 of the Company and Nelson and the statement of operations for the twelve month period ended September 30, 2002 of Bechler. The aforementioned historical financial statements have been adjusted as discussed in the notes below.

Note 2 - Introduction to the Unaudited Preliminary Pro forma Adjustments
------------------------------------------------------------------------

The accompanying pro forma information, including the allocation of the purchase price, is based on managements' assumptions. The Company is in the process of engaging a third party to perform the required valuation of the fair value of the net assets acquired and of the Company's restricted common stock issued to the former shareholders of Bechler and Nelson. As a result, for pro forma purposes, management has assumed the value of the Company's restricted common stock to equal the net book value of the net assets acquired. There is no assurance that the market value of the Company's restricted common stock will equal the net book value of the net assets acquired.

Management realizes that the independent valuation of the Company's restricted common stock may conclude that, in estimating its fair value, a discount from the market price is required for blockage and/or restrictions on transferability; the assumption described above effectively ignores any such discount for purposes of the pro forma presentation. The fair value discount may be material to the accompanying combined unaudited pro forma financial statements.

Note 3 - Pro forma Eliminating Entry
------------------------------------

To reflect (1) the elimination of the stockholders' equity accounts of Bechler and Nelson, (2) the issuance of common stock by the Company as consideration for the purchase, see Note 2, (3) the profit recognized by the Company for equipment sales to Bechler and Nelson during the period and prior period and (4) the related party receivable/payable.

Note 4 - Income Taxes
---------------------

Since the unaudited pro forma combined statements of operations reported a loss from operations, there is no income tax effect of the above pro forma financial statements.


Note 5 - Basic and Diluted Loss Per Share
-----------------------------------------

Basic and diluted pro forma loss per common share is calculated based on the issuance (assumed to have been on October 1, 2001) of 9,705,300 shares of Gateway restricted common stock in the reorganization.